UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 2, 2015

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2015, the Board of Directors of Central Pacific Financial Corp. (the “Company”) and its bank subsidiary Central Pacific Bank (the “Bank”) made the following changes to the composition of their Board of Directors and their executive officer positions, each of which will be effective on July 1, 2015.

Ms. A. Catherine Ngo will be appointed President and Chief Executive Officer of the Company and the Bank (principal executive officer), succeeding Mr. John C. Dean, who will continue to serve the Company and the Bank as Executive Chair of the Board.  Mr. Lance Mizumoto will continue his role as President and Chief Banking Officer for the Company and the Bank.  In addition, Ms. Ngo and Mr. Mizumoto will each be appointed to the Company’s and Bank’s Board of Directors.

Mr. David Morimoto will be appointed Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank (principal financial officer and principal accounting officer), succeeding Mr. Denis Isono who will continue to serve the Company and the Bank as Executive Vice President, Corporate Services, overseeing properties, business continuity and the Central Pacific Bank Foundation.

Ms. Ngo, 54, has served as the Company and the Bank’s President and Chief Operating Officer since June 1, 2014 and prior to that served as the Executive Vice President and Chief Administrative Officer for the Company and the Bank commencing in November, 2010.  Prior to joining the Company and the Bank, Ms. Ngo served as a general partner for Startup Capital Ventures, L.P. and managing member of SCV Management Co, LLC.

Mr. Mizumoto, 57,  has been with the Company and the Bank since 2005, and has served as President and Chief Banking Officer since June 1, 2014.  Prior to that time, he was, from April 2012 until May 31, 2014 Executive Vice President and Chief Banking Officer of the Company and the Bank.  Prior to that, he served as the Company’s and the Bank’s Executive Vice President, Commercial Markets Group Manager.

Mr. Morimoto, 47, has been with the Company and the Bank since 1991 and currently serves as Senior Vice President and Treasurer, a position he has held for the last 10 years.  Mr. Morimoto is responsible for the Bank’s asset/liability management, investment portfolio management, debt and capital management, liquidity management, and investor relations.

As a result of the foregoing management changes, the base salaries for Mr. Dean, Ms. Ngo and Messrs. Mizumoto, Isono, and Morimoto will be changed to the following effective July 1, 2015.  Ms. Ngo and Messrs. Mizumoto and Morimoto will also receive restricted stock unit grants under the Company’s 2013 Stock Compensation Plan that vest in equal installments over a five-year period with a grant date fair value of $300,000, $150,000 and $125,000, respectively.  In addition, Mr. Dean, Ms. Ngo and Messrs. Mizumoto, Isono and Morimoto will continue to be eligible to participate in the Company’s and Bank’s cash incentive plans and Ms. Ngo, and Messrs. Mizumoto and Morimoto will continue to be eligible to participate in the Company’s equity incentive plans.  All of the aforementioned executives will be eligible for any other employee benefit plans available to all employees.

Name	Base Salary as of 7/1/15
John C. Dean	$225,000
A. Catherine Ngo	$400,000
Lance A. Mizumoto	$335,000
David S. Morimoto	$240,000
Denis K. Isono	$215,000

Each of the foregoing executives and their immediate family members engage in customary banking transactions with the Bank, which (i) are made in the ordinary course of business; (ii) are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank; and (iii) do not involve more than the normal risk of collectibility or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp. (Registrant)

Date: June 4, 2015	By:	/s/ Glenn K. C. Ching
Glenn K.C. Ching Senior Vice President, General Counsel and Corporate Secretary